EXHIBIT 3.2













                                     By-Laws

                            (As Amended and Restated)

                                       of

                       Everest Reinsurance Holdings, Inc.


              (As Amended and Restated Effective December 10, 1997)



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                                TABLE OF CONTENTS
                                -----------------

                                                                           Page
                                                                           ----
ARTICLE I OFFICES.............................................................1

Section 1.  Registered Office.................................................1

Section 2.  Other Offices.....................................................1

ARTICLE II MEETINGS OF STOCKHOLDERS...........................................1

Section 1.  Place of Meetings.................................................1

Section 2.  Annual Meeting of Stockholders....................................1

Section 3.  Quorum; Adjourned Meetings and Notice Thereof.....................1

Section 4.  Voting ...........................................................2

Section 5.  Proxies...........................................................3

Section 6.  Special Meetings..................................................3

Section 7.  Notice of Stockholders' Meetings..................................3

Section 8.  Maintenance and Inspection of Stockholder List....................4

Section 9.  Record Date for Stockholder Action by Written Consent
             Without a Meeting................................................4

Section 10.  Notice of Stockholder Business and Nominations...................5

ARTICLE III DIRECTORS.........................................................9

Section 1.  Number and Qualification of Directors.............................9

Section 2.  Election of Directors.............................................9

Section 3.  Resignation......................................................11

Section 4.  Powers ..........................................................12

Section 5.  Place of Directors' Meetings.....................................12

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Section 6.  Regular Meetings.................................................12

Section 7.  Special Meetings.................................................12

Section 8.  Quorum ..........................................................12

Section 9.  Action Without Meeting...........................................13

Section 10.  Telephone Meetings..............................................13

Section 11.  Committee of Directors..........................................13

Section 12.  Minutes of Committee Meetings...................................15

Section 13.  Compensation of Directors.......................................15

Section 14.  Emergency Management Committee..................................15

ARTICLE IV OFFICERS..........................................................16

Section 1.  Election of Officers; Qualifications; Removal....................16

Section 2.  Meeting to Elect Officers........................................18

Section 3.  Subordinate Officers.............................................18

Section 4.  Compensation of Officers.........................................18

Section 5.  Vacancies........................................................19

Section 6.  Chairman of the Board and Chief Executive Officer................19

Section 7.  President........................................................20

Section 8.  Vice Presidents..................................................20

Section 9.  Secretary........................................................21

Section 10.  Assistant Secretaries...........................................21

Section 11.  Treasurer.......................................................21

Section 12.  Assistant Treasurers............................................22

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Section 13.  Comptroller.....................................................23

Section 14.  Assistant Comptroller...........................................23

ARTICLE V CERTIFICATES OF STOCK..............................................23

Section 1.  Certificates.....................................................23

Section 2.  Signatures on Certificates.......................................24

Section 3.  Statement of Stock Rights, Preferences; Privileges...............24

Section 4.  Lost Certificates................................................25

Section 5.  Transfers of Stock...............................................25

Section 6.  Fixing Record Date...............................................25

Section 7.  Registered Stockholders..........................................26

ARTICLE VI GENERAL PROVISIONS................................................26

Section 1.  Dividends........................................................26

Section 2.  Payment of Dividends; Directors' Duties..........................27

Section 3.  Checks ..........................................................27

Section 4.  Fiscal Year......................................................27

Section 5.  Corporate Seal...................................................27

Section 6.  Manner of Giving Notice..........................................27

Section 7.  Waiver of Notice.................................................28

Section 8.  References to Article and Section Numbers and to
             These By-Laws and the Certificate of Incorporation..............28

Section 9.  Amendments.......................................................29

Section 10.  Conflicting Interests...........................................29

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Section 11.  Indemnification.................................................30


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                                    ARTICLE I

                                     OFFICES
                                     -------

         Section 1.  REGISTERED OFFICE.  The  registered office  shall be in the

City of Wilmington, County of New Castle, State of Delaware.

         Section 2.  OTHER  OFFICES.  The  Corporation  may also have offices at such other  places  both  within and without the State of Delaware as  the Board of Directors  may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS
                            ------------------------

         Section 1. PLACE OF MEETINGS. All meetings of the stockholders shall be held at any place within or without the State of Delaware as shall be designated from time to time by the  Board  of  Directors.  In  the  absence  of  any  such designation, stockholders' meetings shall  be  held at the  principal  executive office of the Corporation.

         Section 2.  ANNUAL  MEETING  OF  STOCKHOLDERS.  An  annual  meeting  of stockholders shall be held each year on a date and at a time  designated by  the

Board  of Directors.  At each annual meeting  Directors  shall  be  elected  and any other proper  business,  notice of which was given in the notice of meeting,

may be transacted.

         Section 3.   QUORUM;   ADJOURNED   MEETINGS   AND    NOTICE    THEREOF.

 A     majority    of    the    stock     issued     and     outstanding     and

entitled     to     vote     at    any    meeting    of    stockholders,     the

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holders   of    which    are    present   in    person    or    represented   by

proxy,  shall  constitute  a quorum for the  transaction  of business  except as otherwise  provided by law, by the  Certificate  of  Incorporation,  or by these

By-Laws.  A quorum,  once established,  shall not be broken by the withdrawal of enough  votes to leave less than a quorum and the votes  present may continue to transact  business  until  adjournment.  If,  however,  such quorum shall not be present or  represented  at any meeting of the  stockholders,  a majority of the voting stock represented in person or by proxy may adjourn the meeting from time to time,  without notice other than announcement at the meeting,  until a quorum shall be present or  represented.  At such  adjourned  meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty  (30) days,  or if after the  adjournment  a new record date is fixed for the  adjourned  meeting,  a notice of the  adjourned  meeting shall be given to each stockholder of record entitled to vote thereat.

         Section 4.  VOTING.  When a quorum is present at any meeting,  the vote of the holders of a majority of the stock having  voting power present in person or represented by proxy shall decide any question  brought before such  meeting,

unless  the  question  is  one  upon  which  by  express  provision  of law, the

Certificate of Incorporation  or these By-Laws,  a different vote is required in which case such express  provision shall govern and control the decision of such question.

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         Section 5.  PROXIES.   At  each  meeting  of   the  stockholders,  each

stockholder having the right to vote may vote in person or may authorize another person or persons to act for him by proxy  appointed by an instrument in writing subscribed by such  stockholder and bearing a date not more than three (3) years prior to said meeting,  unless said instrument provides for a longer period. All proxies must be filed with the Secretary of the  Corporation at the beginning of each meeting in order to be counted in any vote at the meeting. Each stockholder shall have one vote for each share of stock having voting  power,  registered in his name on the books of the  Corporation on the record date set by the Board of

Directors as provided in Article V, Section 6 hereof. All elections shall be had and all questions decided by a plurality vote.

         Section  6. SPECIAL MEETINGS.  Special meetings  of  the  stockholders,

for any purpose,  or purposes,  unless  otherwise   prescribed  by statute or by

the Certificate of Incorporation, may be called by the Chairman of the Board and

Chief Executive Officer,  the President or the Board of Directors,  and shall be called by the  Chairman of the Board and Chief  Executive Officer, the President

or  the  Secretary  at the  request  in  writing  of a  majority of the Board of

Directors.  Such  request  shall  state the purpose or purposes of the  proposed meeting.  Business  transacted at any special  meeting of stockholders  shall be limited to the purposes stated in the notice.

         Section  7.    NOTICE     OF    STOCKHOLDERS'    MEETINGS.     Whenever

stockholders    are    required    or    permitted    to   take    any    action

at    a    meeting,   a    written   notice   of    the    meeting   shall    be

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given,   which   notice   shall   state   the   place,   date   and   hour    of

place, date and hour of the meeting,  and, in the case of a special meeting, the purpose or purposes for which the meeting is called.  The written  notice of any meeting shall be given to each stockholder  entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting.

If mailed,  notice is given when  deposited in the United  States mail,  postage prepaid, directed to the stockholder at his address as it appears on the records of the Corporation.

         Section 8.   MAINTENANCE  AND  INSPECTION  OF  STOCKHOLDER  LIST.   The

Secretary  or other  officer,  either  directly  or  through  a  transfer  agent appointed by the Board of  Directors,  who has charge of the stock ledger of the

Corporation  shall prepare and make, at least ten (10) days before every meeting of  stockholders,  a complete list of the  stockholders  entitled to vote at the meeting,  arranged  in  alphabetical  order,  and  showing  the  address of each stockholder and the number of shares registered in the name of each stockholder.

Such list shall be open to the examination of any  stockholder,  for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting,  either at a place within the city where the meeting  is to be held,  which  place  shall be  specified  in the notice of the meeting, or, if not so specified,  at the place where the meeting is to be held.

The list shall also be  produced  and kept at the time and place of the  meeting during the whole time thereof,  and may be inspected by any  stockholder  who is present.

         Section  9.    RECORD    DATE    FOR     STOCKHOLDER     ACTION      BY

WRITTEN    CONSENT   WITHOUT   A   MEETING.  To   determine   the   stockholders

entitled      to      consent    to     corporate     action     in      writing

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without    a     meeting,    the    Board     of    Directors    may    fix    a

record date for  determining the  stockholders  entitled to consent to corporate action in writing without a meeting. Such date shall not precede the date of the

Board's  resolution  to fix a date,  nor may it be set more than ten days  after such resolution is passed.

         Section 10.  NOTICE OF STOCKHOLDER BUSINESS AND NOMINATIONS.

         (A)  ANNUAL MEETINGS OF STOCKHOLDERS.  (1) Nominations of  persons  for election to the Board of Directors and the proposal of business to be considered by  the  stockholders  may  be  made  at  an  annual meeting of stockholders (a)

pursuant to the Corporation's notice of meeting,  (b) by or  at the direction of the Board of  Directors or (c) by  any stockholder of the  Corporation who was a stockholder of  record at  the time of giving of  notice  provided for  in  this

By-Law,  who is entitled to vote at the meeting and who complies with the notice procedures set forth in  this By-Law.

             (2) For  nominations  or other  business  to  be  properly  brought before an  annual  meeting by a stockholder  pursuant to clause (c) of paragraph

(A)(1)  of  this  By-Law,  the  stockholder  must  have   given  timely   notice

thereof  in  writing  to  the  Secretary  of  the  Corporation  and  such  other business must  otherwise  be  a  proper matter  for  stockholder  action.  To be timely, a stockholder's  notice shall  be  delivered  to  the  Secretary  at the principal  executive  offices  of the  Corporation  not  later than the close of business  on the 60th day nor  earlier  than  the  close of business on the 90th day prior to the  first  anniversary of the  preceding  year's  annual  meeting;

provided,  however, that in  the  event that the  date  of  the  annual  meeting
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is more  than 30 days before  or  more  than  60  days  after  such  anniversary

date,  notice  by  the   stockholder   to  be  timely  must  be so delivered not

earlier  than  the  close  of  business  on the  90th day prior to  such  annual meeting and not later than the  close of  business on  the later of the 60th day prior to such annual meeting or  the 10th day following the day on which  public

announcement   of  the   date  of  such   meeting   is   first   made   by   the

Corporation.   In    no   event   shall   the    public   announcement   of   an

adjournment   of   an   annual    meeting    commence   a   new   time    period

for the giving of a stockholder's notice as described above.  Such stockholder's notice shall set forth (a) as to each person whom the  stockholder  proposes  to nominate  for  election  or reelection as a Director all information relating to such  person  that  is  required to be disclosed in solicitations of proxies for election of Directors in an election contest, or is otherwise  required, in each case  pursuant  to  Regulation 14A under the Securities Exchange Act of 1934, as amended  (the  "Exchange  Act"),  and  Rule  14a-11  thereunder  (including such person's written consent to being named in the  proxy statement as a nominee and to  serving  as  a  Director if  elected); (b) as to any other business that the stockholder proposes to bring before the meeting, a  brief  description  of  the business desired to  be  brought before the  meeting, the reasons for conducting such business at the meeting and any material interest in such  business of such stockholder  and the beneficial owner, if any, on whose behalf the nomination or proposal  is  made;  and  (c)  as  to  the stockholder giving the notice and the beneficial owner, if any, on whose behalf the  proposal is made (i) the name and

address  of  such stockholder, as  they  appear  on  the  Corporation's   books,

and     of    such     beneficial    owner    and    (ii)    the    class    and

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number     of    shares    of    the    Corporation     which      are     owned

beneficially    and    of    record    by     such    stockholder    and    such

beneficial  owner.

             (3) Notwithstanding anything in the  second sentence  of  paragraph

(A)(2) of  this  By-Law  to  the  contrary,  in  the  event  that  the number of

Directors  to  be  elected  to  the  Board  of  Directors  of the Corporation is

increased  and there is no public announcement by  the Corporation naming all of the nominees for Director or specifying the size of the increased Board at least

70 days prior to the first anniversary of the preceding year's annual meeting, a stockholder's  notice  required  by this By-Law shall also be considered timely,

but  only  with  respect  to  nominees  for  any  new  positions created by such increase, if it shall be delivered to the  Secretary at the  principal executive offices of the Corporation not later than the close of business on the 10th  day following  the  day  on  which  such  public  announcement is first  made by the

Corporation.

         (B) SPECIAL MEETINGS OF STOCKHOLDERS.   Only  such  business  shall  be

conducted  at  a  special  meeting  of  stockholders  as shall have been brought before the meeting pursuant to the Corporation's notice of meeting.  Nominations of  persons  for  election  to the  Board may be made at a  special  meeting  of stockholders at which Directors are to be elected pursuant to the  Corporation's notice of meeting (a) by or at the  direction of the Board or (b) provided  that the Board has determined that Directors shall be elected at such meeting, by any stockholder  of the  Corporation  who is a stockholder  of record at the time of

giving   of   notice   provided   for   in   this   By-Law,    who   shall    be

entitled   to   vote   at   the   meeting   and  who  complies  with the  notice

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procedures    set    forth    in    this    By-Law.    In    the    event    the

Corporation   calls   a   special    meeting    of    stockholders    for    the

purpose  of  electing  one  or more Directors to the Board, any such stockholder may  nominate a person or persons  (as the case may be),  for  election  to such position(s)  as  specified  in  the  Corporation's  notice  of  meeting,  if the stockholder's  notice  required  by  paragraph  (A)(2) of this  By-Law  shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier  than the close of  business  on the 90th day prior to such  special meeting  and not later than the close of  business on the 60th day prior to such special  meeting or the 10th day following the day on which public  announcement is first made of the date of the special meeting and of the nominees proposed by the  Board  to be  elected  at  such  meeting.  In no  event  shall  the  public announcement of an adjournment of a special  meeting  commence a new time period for the giving of a stockholder's notice as described above.

         (C)  GENERAL. (1) Only such persons  who  are  nominated  in accordance with  the  procedures  set  forth  in  this By-Law shall be eligible to serve as

Directors and only such business shall be conducted at a meeting of stockholders as  shall have been brought before the meeting in accordance with the procedures

set   forth   in   this   By-Law.   Except   as   otherwise   provided  by  law,

the   Certificate   of  Incorporation  or  these  By-Laws,   the   Chairman   of

the   meeting   shall  have   the   power  and   authority to  determine whether

a  nomination  or   any   business  proposed   to   be   brought   before    the

meeting   was   made   or   proposed,  as   the  case   may   be,  in accordance

with the procedures set forth in this By-Law  and, if any proposed nomination or

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business  is  not  in compliance with this  By-Law,   to   declare   that   such

defective  proposal  or  nomination  shall  be disregarded.

             (2)  For purposes of  this By-Law, "public announcement" shall mean disclosure  in  a  press  release  reported  by  the  Dow  Jones  News  Service,

Associated   Press  or  comparable  national  news  service  or  in  a  document publicly  filed  by the Corporation with the Securities  and Exchange Commission pursuant to Section 13, 14  or  15(d) of the Exchange  Act.

             (3)  Notwithstanding  the  foregoing  provisions  of this By-Law, a stockholder shall also comply  with  all applicable requirements of the Exchange

Act and the rules and regulations thereunder with respect  to  the  matters  set forth  in  this  By-Law.  Nothing  in  this By-Law shall be deemed to affect any rights of stockholders  to request inclusion  of  proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.


                                   ARTICLE III

                                    DIRECTORS
                                    ---------

         Section 1.  NUMBER  AND  QUALIFICATION  OF  DIRECTORS.  The  number  of

Directors  of  the Corporation  shall be  fixed from time to time exclusively by the Board of  Directors  pursuant to a  resolution  adopted by a majority of the whole Board. The Directors need not be stockholders.

         Section 2.  ELECTION OF DIRECTORS.  The  Directors shall be elected  by the stockholders at the annual meeting of stockholders.

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         The Directors of the  Corporation  shall  be  divided  into  three  (3)

classes:  Class  I, Class II  and  Class III.  The  number  of Directors in each class shall be divided  equally so far as possible  among the three (3) classes.

The terms of the Board of Directors shall be adjusted as follows:

         (i)     Class I  Directors  shall  be  elected  to serve until the 1994

      Annual Meeting of Stockholders,

        (ii)     Class II  Directors  shall be elected to serve  until the  1995

      Annual Meeting of Stockholders, and

       (iii)     Class III  Directors  shall be elected to serve until the  1996

      Annual Meeting of Stockholders,

and until their successors  shall be duly elected and qualified.  At each annual election of Directors,  beginning with the 1994 annual election,  the successors to the  Directors of each class whose term shall expire at such meeting shall be elected  to hold  office  for a term of three (3)  years  from the date of their election and until their successors shall be duly elected and qualified. In case of any increase or decrease in the number of Directors, the increase or decrease shall be  apportioned  by the  Directors  among the  several  classes  as nearly equally as  possible;  PROVIDED,  HOWEVER,  that any  decrease  in the number of

Directors  which shall cause a Director to be removed prior to the expiration of his term shall be subject to the provisions of this Section 2 of Article III.

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        Anything  herein  to  the   contrary   notwithstanding,  the  provisions

of this  Section 2 of  Article  III shall  apply  only to  Directors elected  by holders of Common  Stock,  together with holders of  all other  classes  of  the

Corporation's  capital stock, voting as a single class therewith on the election of  Directors.  If holders of any class of the  Corporation's capital stock have the right  to  elect  Directors  voting as a  separate  class and such  right be then in effect,  the maximum  number of  Directors  of the  Corporation shall be increased  by the number of  Directors  which such holders may so elect and upon termination of such right,  the maximum  number of Directors  shall  be  reduced to the extent it was previously so increased.

         Notwithstanding  any   other  provisions  of  these   By-Laws  or   the

Certificate  of  Incorporation  (and  notwithstanding  the fact that some lesser percentage may be specified by law or by these By-Laws), the affirmative vote of the  holders  of  sixty-six  and two  thirds  percent  (66-2/3%)  or more of the outstanding shares of capital stock of the Corporation  entitled to vote on such amendment,  alteration,  change or repeal  (considered  for this  purpose as one class)  shall be required to amend,  alter,  change or repeal this  Section 2 of

Article III.

         Section 3.  RESIGNATION.  Any Director may resign  at  any  time.  Such resignation  shall  take  effect  at  the time of its receipt by the Chairman of the Board and Chief Executive  Officer,  the President,  a Vice President or the

Secretary.  The  acceptance of a  resignation  shall not be necessary to make it effective, unless so specified therein.

         Any  vacancy among the Directors, occurring from any cause  whatsoever,

may be filled by a majority of the  remaining  Directors,  though  less  than  a quorum.

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         Section  4. POWERS.  The property and business of the Corporation shall be managed by or under  the direction  of its  Board  of Directors.  In addition to the powers and authorities by these By-Laws expressly  conferred  upon  them,

the Board of Directors may exercise all  such  powers  of the Corporation and do all such lawful acts and things as are not by statute,  by  the  Certificate  of

Incorporation  or by these  By-Laws directed or required to be exercised or done by the stockholders.

         Section 5.  PLACE OF DIRECTORS' MEETINGS.  The Directors may hold their meetings and  have  one  or  more offices, and keep the books of the Corporation outside of the State of Delaware.

         Section 6. REGULAR MEETINGS. Regular meetings of the Board of Directors may be held without notice  at such time and place as shall from time to time be determined by the Board.

         Section 7. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by the Chairman of the Board and Chief Executive  Officer  or  the

President on twenty-four  hours'  notice  to  each  Director, either personally,

by mail, by telegram or by  facsimile;  special  meetings  shall  be  called  by the Chairman of the Board and Chief Executive  Officer,  the  President  or  the

Secretary in like manner and on like notice on the written request  of  two  (2)

Directors.

         Section 8.   QUORUM.   At    all    meetings    of   the    Board    of

Directors   a  majority   of   the   authorized   number   of   Directors  shall

be   necessary   and   sufficient   to   constitute    a    quorum    for    the

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transaction   of   business,   and    the    vote    of    a   majority   of the

Directors   present  at   any    meeting   at   which   there   is   a   quorum,

shall  be  the  act  of the  Board  of  Directors,  except  as may be  otherwise specifically  provided by statute,  by the  Certificate of  Incorporation  or by these  By-Laws.  If a quorum shall not be present at any meeting of the Board of

Directors,  the Directors  present  thereat may adjourn the meeting from time to time,  without  notice other than  announcement  at the meeting,  until a quorum shall be present.

         Section 9.  ACTION   WITHOUT  MEETING.   Unless  otherwise   restricted

by the  Certificate of  Incorporation  or these By-Laws,  any action required or permitted  to be taken  at any  meeting  of the  Board  of  Directors  or of any committee thereof may be taken without a meeting, if all members of the Board of

Directors or committee,  as the case may be, consent thereto in writing, and the writing or writings  are filed with the minutes of  proceedings  of the Board of

Directors or committee.

         Section 10.   TELEPHONE  MEETINGS.   Unless  otherwise  restricted   by

the  Certificate  of  Incorporation  or these  By-Laws,  members of the Board of

Directors,  or  any  committee  designated  by  the  Board  of  Directors,   may

participate in a meeting of the Board of Directors,  or any committee,  by means of conference  telephone or similar  communications  equipment by means of which all  persons  participating  in the  meeting  can  hear  each  other,  and  such participation in a meeting shall constitute presence in person at such meeting.

         Section 11.    COMMITTEE    OF     DIRECTORS.     The      Board     of

Directors     may,     by     resolution    passed    by     a    majority    of

the      Board   of    Directors,    designate   one   or    more    committees,

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each    such     committee    to     consist    of    one    or   more   of  the

Directors of the  Corporation.  The Board of Directors may designate one or more

Directors as alternate  members of any committee,  who may replace any absent or disqualified  member  at  any  meeting  of the  committee.  In  the  absence  or disqualification  of a member of a  committee,  the  member or  members  thereof present  at any  meeting  and  not  disqualified  from  voting,  whether  or not constituting a quorum,  may  unanimously  appoint another member of the Board of

Directors to act at the meeting in the place of any such absent or  disqualified member. Any such committee,  to the extent provided in a resolution of the Board of  Directors,  shall have and may exercise all the powers and  authority of the

Board  of  Directors  in the  management  of the  business  and  affairs  of the

Corporation,  and may authorize the seal of the Corporation to be affixed to all papers  which may  require  it;  but no such  committee  shall have the power or authority in reference to amending the Certificate of Incorporation (except that a committee  may, to the extent  authorized  in the  resolution  or  resolutions providing for the issuance of shares of stock adopted by the Board of Directors,

fix the  designations  and  any of the  preferences  or  rights  of such  shares relating to dividends,  redemption,  dissolution,  any distribution of assets of the  Corporation  or the  conversion  into,  or the exchange of such shares for,

shares  of any other  class or  classes  or any other  series of the same or any other class or classes of stock of the  Corporation  or fix the number of shares of any series of stock or  authorize  the  increase or decrease of the shares of any series),  adopting an agreement of merger or consolidation,  recommending to the stockholders the sale, lease or exchange of all or substantially  all of the

Corporation's   property  and  assets,   recommending  to  the   stockholders  a

dissolution of the  Corporation  or a revocation of a  dissolution,  or amending these By-Laws of the Corporation;  and, unless the resolution, these By-Laws, or the Certificate of Incorporation  expressly so provides, no such committee shall have the power or authority to declare a dividend,  to authorize the issuance of stock, or to adopt a Certificate of Ownership and Merger.

         Section 12.  MINUTES OF COMMITTEE  MEETINGS.  Each Committee shall keep regular minutes of its meetings  and  report the  same to the Board of Directors when required.

         Section  13. COMPENSATION OF DIRECTORS.  Unless   otherwise  restricted

by the Certificate of  Incorporation  or these By-Laws,  the Board of  Directors shall have the authority to fix the  compensation  of Directors.  The  Directors may  be  paid  their  expenses,  if  any,  of  attendance  at  each  meeting  of the  Board  of  Directors  and may be paid a fixed  sum for  attendance  at each meeting  of the  Board of  Directors  or a stated  salary as  Director.  No such payment shall  preclude any Director from serving the  Corporation  in any other capacity and  receiving  compensation  therefor.  Members of special or standing committees may be allowed like compensation for attending committee meetings.

         Section 14. EMERGENCY MANAGEMENT COMMITTEE.  In the event that a quorum of the Board of  Directors  cannot  readily be convened as a result of emergency conditions  following a catastrophe or disaster,  then all the powers and duties

vested  in  the  Board  of   Directors   shall   vest   automatically   in    an

emergency   management  committee  (the  "Emergency Management Committee") which

shall   consist   of   all   readily   available   members   of   the  Board  of

Directors   and    which   Committee   shall   have  and    may   exercise   all

of     the     powers     of     the     Board     of    Directors    in     the

management   of   the   business    affairs   of    the    Corporation.    Three

(3)  members  shall  constitute  a quorum.  Other  provisions  of these  By-Laws notwithstanding,  the Emergency Management Committee shall call a meeting of the

Board of Directors as soon as circumstances  permit,  for the purpose of filling vacancies on the Board of Directors  and its  committees  and to take such other action  as  may  be  appropriate;  and if  the  Emergency  Management  Committee determines  that less than a majority of the  members of the Board of  Directors are available for service,  the Emergency Management Committee shall, as soon as practicable,  issue a call for a special meeting of stockholders for election of

Directors. The powers of the Emergency Management Committee shall terminate upon the convening of the meeting of the Board of Directors above prescribed at which a majority of the members thereof shall be present, or upon the convening of the above prescribed meeting of stockholders, whichever first shall occur.


                                   ARTICLE IV

                                    OFFICERS
                                    --------

         Section 1.  ELECTION   OF   OFFICERS;   QUALIFICATIONS;  REMOVAL.   The

officers of the Corporation shall be a Chairman of the Board and Chief Executive

Officer, a President, a Treasurer, a Comptroller,  and a Secretary (of whom only the Chairman of the Board and Chief Executive  Officer need be a Director of the corporation), and one or more Vice Presidents,  Assistant Treasurers,  Assistant

Comptrollers    and   Assistant   Secretaries   (none   of    whom    need    be
a   Director),   and   such   other   officers   or   assistant,   officers   or

agents  as the Board of Directors from time to time may determine and may define their duties.

         Any  two  or  more  offices  may  be  held  by  the same person, except that the  offices  of  Chairman  of the Board and Chief  Executive  Officer  and

Secretary  or  Assistant  Secretary  and  President  and  Secretary or Assistant

Secretary  may not be held by the same  person;  nor  shall the  offices  of the

Chairman of the Board and Chief  Executive  Officer and Comptroller or Assistant

Comptroller  and President and  Comptroller or Assistant  Comptroller be held by the same person.

         Any  Vice President may, in the discretion of the Board  of  Directors,

be  designated  as  "Executive"  or "Senior" and, in the case of  any  appointed

Vice President, may be  designated  by the  proper  officer of  the  Corporation

by  departmental  or  functional  classification,  by   any  succeeding  ordinal

number or such other  designation  that the proper officer may from time to time determine.

         The Chairman  of the  Board  and  Chief  Executive  Officer, President,

Treasurer,   Comptroller,  Secretary  and  officers  at   the  level  of  Senior

and Executive Vice President and above, and such other officers as the Board may from time to time determine, shall be elected by the Board of Directors. Elected officers  shall hold office until a successor is elected and  qualified or until their  earlier  resignation  or removal.  The Board of Directors  may remove any officer from office at any time, with or without cause.

         All other  officers  of the  Corporation  shall  be  appointed  by  the proper  officer  of  the  Corporation or his designee.  Appointed officers shall hold office until their  resignation or until  revocation of their  appointment,

with or without  cause,  by such proper  officer or his designee or the Board of

Directors.

         No  person  shall  be  deemed  to  be  an  officer  of the Corporation,

excepting  such as shall have been  elected or appointed  and is holding  office pursuant to the provisions of these By-Laws.  The Board of Directors may require any and all officers and employees to give bonds.

         Section 2.  MEETING   TO  ELECT   OFFICERS.  The  Board  of  Directors,

at its first meeting after each annual meeting of stockholders, shall choose the officers of the  Corporation  whose  election is required under these By-Laws by the Board of Directors.

         Section 3.  SUBORDINATE  OFFICERS.  The Board of Directors may  appoint such  other officers and agents,  as  it  shall deem  necessary,  who shall hold their  offices  for such terms  and  shall  exercise  such  powers  and  perform such duties as shall be determined from time to time by the Board of Directors.

         Section 4.  COMPENSATION  OF OFFICERS.  The Board  of  Directors  shall fix  the  compensation  of  the  Chairman  of  the  Board  and  Chief  Executive

Officer, President,  Treasurer,  Comptroller,  Secretary and all officers of the

Corporation  at or above the level of Senior and  Executive  Vice  President and such  other  officers  as the  Board  may  from  time  to  time  determine.  The compensation for all officers, other than those whose compensation requires approval of the Board of Directors under this By-Law, shall be fixed by the proper  officer  of the  Corporation  or his  designee  in  accordance  with the compensation plans of the Corporation or its subsidiaries.

         Section 5.  VACANCIES. If the office of any officer or officers becomes vacant for any reason, the vacancy may be filled by the Board of Directors.

         Section 6. CHAIRMAN OF  THE  BOARD  AND  CHIEF EXECUTIVE  OFFICER.  The

Chairman  of  the  Board  and  Chief  Executive  Officer  shall  be  the   Chief

Executive  Officer  of the  Corporation  and shall have the  general  powers and duties of  supervision  and  management  usually  vested in the  office of Chief

Executive  Officer of a  corporation.  He shall  preside at all  meetings of the stockholders and of the Board of Directors,  if present thereat.  Subject to the control of the Board of Directors, he shall supervise and direct the business of the  Corporation  and shall have and perform  such other  duties as from time to time be  assigned to him by the Board of  Directors.  He may sign with any other officer  so duly  authorized,  certificates  representing  capital  stock of the

Corporation,  the  issuance  of which  shall  have  been  duly  authorized  (the signature  of which  may be a  facsimile  signature)  and may  sign and  execute documents in the name of the Corporation,  including, but not limited to, deeds,

mortgages, bonds, contracts,  agreements,  proxies, bank checks and bank drafts.

From time to time, he shall report to the Board of Directors all matters  within

his    knowledge   which   the  interests  of   the   Corporation  may   require

to   be   brought   to   their   attention.  He  shall  have  such other  powers
and  perform  such  other  duties  as  may from  time  to  time be prescribed by the Board of Directors or these By-Laws.

         Section 7.  PRESIDENT.  The President  shall  have  the  responsibility to implement  the  directives  of the Board of Directors and the Chairman of the

Board and Chief Executive Officer as such directives relate to the Corporation's business plans and the conduct of its business  operations.  He  shall  exercise all  the  powers  and  perform  all  the  duties  usual  to such office.  Unless prohibited  by  law,  the  Certificate  of  Incorporation  or these By-Laws, the

President  may execute any contract,  agreement or instrument  necessary for the conduct of the business of the Corporation.  In the absence or incapacity of the

Chairman of the Board and Chief Executive  Officer,  the President shall perform all the duties and exercise the authority of the Chairman of the Board and Chief

Executive  Officer.  He shall also perform such other duties and have such other powers as may be prescribed or assigned to him from time to time by the Board of

Directors,  by the Chairman of the Board and Chief Executive Officer or by these

By-Laws.

         Section 8. VICE  PRESIDENTS.  The  Vice  President  or,  if  more  than one,  the  Vice  Presidents in the order established  by the Board of Directors,

shall in the absence or incapacity of the President, exercise all the powers and perform the duties of the President.  The Vice  Presidents  shall  also  perform such  other  duties  and  have  such  other  powers  as  may  be  prescribed  or assigned to them,  respectively,  from time to time by the Chairman of the Board and Chief  Executive  Officer,  the  President,  the Board of Directors or these

By-Laws.

         Section 9.  SECRETARY.  The  Secretary  shall  record  the  proceedings

of  the  meetings  of   the   stockholders  and   Directors  in  a  book  to  be

kept for that purpose; and shall perform like duties for the standing committees when required by the Board of Directors.  The Secretary  shall give, or cause to be  given,  notice  of all  meetings  of the  stockholders  and of the  Board of

Directors, and shall perform such other duties as may be prescribed by the Board of Directors or these By-Laws. The Secretary shall keep in safe custody the seal of the Corporation,  and affix the same to any instrument requiring it, and when so affixed it shall be attested by the Secretary's signature or by the signature of an Assistant Secretary.  The Board of Directors may give general authority to any  other  officer  to affix  the seal of the  Corporation  and to  attest  the affixing by the Secretary's  signature.  The Secretary or other officer or stock transfer  agent  designated  by the Board of Directors  shall serve as the stock transfer agent and perform the functions set forth in Section 8 of Article II of these By-Laws.

         Section 10.   ASSISTANT  SECRETARIES.  The  Assistant  Secretary, or if

there  be  more than one, the  Assistant  Secretaries in the order determined by the Board of  Directors,  or if there be no such  determination,  the  Assistant

Secretary  designated  by the  Board of  Directors,  shall,  in the  absence  or disability of the  Secretary,  perform the duties and exercise the powers of the

Secretary  and shall perform such other duties and have such other powers as the

Board of Directors may from time to time prescribe.

         Section 11.  TREASURER.   The   Treasurer   shall   have   the  custody

of    the    corporate   funds   and    securities    and   shall    keep   full

and     accurate     accounts     of    receipts    and     disbursements     in
books   belonging   to   the   Corporation   and   shall   deposit  all  moneys,

and   other   valuable   effects   in   the   name   and   to   the   credit  of

the  Corporation,  in such  depositories  as may be  designated  by the Board of

Directors.  He shall disburse the funds of the  Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Board of Directors,  at its regular meetings, or when the Board of

Directors so requires,  an account of all his  transactions  as Treasurer and of the  financial  condition  of the  Corporation.  If  required  by the  Board  of

Directors,  he shall  give the  Corporation  a bond,  in such sum and with  such surety or sureties as shall be satisfactory  to the Board of Directors,  for the faithful  performance of the duties of his office and for the restoration to the

Corporation,  in case of his death,  resignation,  retirement  or  removal  from office,  of all books,  papers,  vouchers,  money and other property of whatever kind in his  possession or under his control  belonging to the  Corporation.  He shall also  perform such other duties and have such other powers as the Board of

Directors may from time to time prescribe.

         Section 12.  ASSISTANT  TREASURERS.  The  Assistant  Treasurer,  or  if

here  shall  be  more  than   one,  the   Assistant  Treasurers  in   the  order

determined by the Board of Directors, or if there be no such determination,  the

Assistant Treasurer designated by the Board of Directors,  shall, in the absence or  disability of the  Treasurer,  perform the duties and exercise the powers of the  Treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

         Section 13.  COMPTROLLER.  The  Comptroller   shall  exercise  all  the

powers  and   perform   all  the  duties  usual   to  such   office,   including

supervising  the  accounts  of the  Corporation,  having  supervision  over  and responsibility for the books,  records,  accounting and system of accounting and auditing in each office of the  Corporation.  He shall also  perform  such other duties and have such other powers as may be  prescribed  or assigned to him from time to time by the  Chairman  of the  Board and Chief  Executive  Officer,  the

President, the Board of Directors or these By-Laws.

         Section 14. ASSISTANT COMPTROLLER.  The Assistant  Comptroller,  or  if

there  shall  be  more  than  one,  the  Assistant  Comptrollers  in  the  order determined by the Board of Directors, or if there be no such determination,  the

Assistant  Comptroller  designated  by the  Board of  Directors,  shall,  in the absence or  disability of the  Comptroller,  perform the duties and exercise the powers of the  Comptroller  and shall  perform  such other  duties and have such other powers as the Board of Directors may from time to time prescribe.


                                    ARTICLE V

                              CERTIFICATES OF STOCK
                              ---------------------

         Section  1.  CERTIFICATES.  Every  holder of stock of  the  Corporation shall  be  entitled  to  have  a  certificate  signed  by,  or  in  the  name of the Corporation by, the Chairman of the Board and Chief Executive  Officer,  the

President  or  a  Vice   President,   and   by   the   Secretary,  an  Assistant

Secretary,   the   Treasurer   or   an   Assistant Treasurer of the Corporation,
certifying the  number  of  shares  represented  by  the  certificate  owned  by such  stockholder  in  the Corporation.

         Section  2.  SIGNATURES ON CERTIFICATES.  Any or all of the  signatures on the certificate may be a facsimile. In case any officer,  transfer  agent  or registrar who has signed or whose  facsimile  signature has been placed  upon  a certificate  shall have  ceased to be such officer, transfer  agent or registrar before such  certificate is issued,  such  certificate  may  be  issued  by  the

Corporation with  the  same  effect as  if such person were an officer, transfer agent or registrar at the date of issue.

         Section 3. STATEMENT OF STOCK RIGHTS, PREFERENCES; PRIVILEGES.  If  the

Corporation   shall   be   authorized   to   issue   more   than    one    class

of   stock   or  more   than   one   series   of   any   class,   the    powers,

designations,  preferences   and   relative,  participating,  optional  or other

special rights of each class of stock  or series thereof and the  qualification,

limitations or  restrictions  of such   preferences  and/or  rights shall be set

forth  in  full  or  summarized  on  the  face  or   back  of  the   certificate

which the Corporation  shall issue to represent such  class  or series of stock,

provided  that,  except  as  otherwise  provided  in Section 202 of the  General

Corporation  Law of  Delaware,  in  lieu  of the  foregoing requirements,  there may be set  forth on the  face or back of the  certificate which the Corporation shall issue to represent such class or series of stock,  a  statement  that  the

Corporation  will furnish without charge to each  stockholder  who  so  requests

the    powers,    designations,   preferences   and   relative,   participating,
optional   or   other   special   rights   of   each  class  of  stock or series

thereof and the qualifications,  limitations or restrictions of such preferences and/or rights.

         Section  4.  LOST  CERTIFICATES.  The Board  of  Directors  may  direct a new certificate  or certificates  to be  issued  in  place of  any certificate or certificates  theretofore  issued by the  Corporation  alleged to  have  been lost,  stolen or  destroyed,  upon the making of an  affidavit of that  fact  by

the   person   claiming   the  certificate  of  stock  to  be  lost,  stolen  or

destroyed. When authorizing such issue of a new certificate or certificates, the

Board of Directors may, in its  discretion  and as a condition  precedent to the

issuance  thereof,   require  the  owner  of  such  lost,  stolen  or  destroyed certificate or certificates, or his legal representative,  to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the

Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

         Section  5.   TRANSFERS OF STOCK.  Upon  surrender  to the Corporation,

or the stock transfer agent of the  Corporation,  of a  certificate  for  shares duly  endorsed or  accompanied  by proper  evidence  of  succession, assignation or authority to transfer, it shall be the duty of the Corporation to issue a new

certificate  to  the   person  entitled  thereto,  cancel  the  old  certificate

and record the transaction upon its books.

         Section 6. FIXING   RECORD  DATE.   In   order   that  the  Corporation

may  determine  the  stockholders  entitled  to  notice of  or  to  vote  at any

meeting  of  the  stockholders,  or   any   adjournment   thereof,   or entitled

to    receive    payment   of   any    dividend   or   other   distribution   or
allotment   of   any   rights,   or   entitled   to   exercise  any  rights   in

respect of any change, conversion or exchange of stock or for the purpose of any other lawful  action,  the Board of  Directors  may  fix  a  record  date  which shall not be more than sixty (60) nor less than ten (10) days  before  the  date of such  meeting,  nor more than  sixty  (60) days prior to any  other action. A determination of stockholders of record entitled to notice  of  or  to vote at a meeting  of  stockholders  shall  apply  to  any  adjournment  of  the  meeting;

provided,  however,  that the Board of Directors  may fix a new record  date for the adjourned meeting.

         Section 7. REGISTERED  STOCKHOLDERS.  The Corporation shall be entitled to  treat  the  holder  of  record  of  any  share  or  shares  of  stock as the holder in fact  thereof  and  accordingly  shall not be bound to  recognize  any equitable  or other  claim or  interest  in such  share on the part of any other person,  whether or not it shall have express or other notice  thereof,  save as expressly provided by the laws of the State of Delaware.


                                   ARTICLE VI

                               GENERAL PROVISIONS
                               ------------------

         Section 1.  DIVIDENDS.   Dividends  upon   the  capital  stock  of  the

Corporation,  subject to the provisions of the Certificate of Incorporation,  if any,  may be  declared  by the Board of  Directors  at any  regular  or  special meeting,  pursuant  to law.  Dividends  may be paid in cash,  in  property or in shares of the capital  stock,  subject to the  provisions of the  Certificate of

Incorporation.

         Section 2. PAYMENT OF  DIVIDENDS;  DIRECTORS'  DUTIES.  Before  payment

of  any  dividend  there   may  be   set   aside   out  of  any  funds  of   the

Corporation  available for dividends such sum or sums as the Directors from time to time, in their  absolute  discretion,  think proper as a reserve fund to meet contingencies,  or for equalizing dividends, or for repairing or maintaining any property of the  Corporation,  or for such other purpose as the Directors  shall think  conducive to the  interests of the  Corporation,  and the  Directors  may abolish any such reserve.

         Section  3.  CHECKS.  All  checks,  drafts or  orders  for the  payment of  money  and  notes  of  the  Corporation  shall  be signed by such officer or officers as the Board of Directors may from time to time designate.

         Section 4.  FISCAL YEAR.  The  fiscal  year of the Corporation shall be fixed by resolution of the Board of Directors.

         Section  5.  CORPORATE  SEAL.  The  corporate seal shall have inscribed thereon the name of the  Corporation and the words  "Corporate  Seal, Delaware."

Said seal may be used by  causing  it or a  facsimile  thereof to  be  impressed or affixed or reproduced or otherwise imprinted.

         Section  6.  MANNER  OF  GIVING  NOTICE. Whenever, under the provisions of the  Certificate  of  Incorporation  or of  these  By-Laws  or as required by law, notice is required to be given to any Director or stockholder, it shall not be  construed  to  mean  personal  notice,  but  such  notice  may  be  given in

writing,  by   mail,  addressed   to  such  Director   or  stockholder,  at  his
address  as  it  appears  on  the  records  of  the  Corporation,  with  postage thereon  prepaid, and such  notice  shall be deemed to be given at the time when the  same  shall  be  deposited in the United  States mail.  Notice to Directors may also be given by telegram or facsimile.

         Section 7. WAIVER OF NOTICE.  Whenever  any notice  is required  to  be given  by  law  or  under  the  provisions of the  Certificate of  Incorporation or of these  By-Laws,  a waiver  thereof  in  writing,  signed by the  person or persons  entitled  to said  notice,  whether  before  or after  the time  stated

therein, shall be deemed equivalent thereto. Attendance of a person at a meeting of stockholders shall constitute a waiver of notice of such meeting, except when the person  attends such meeting for the express  purpose of  objecting,  at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully  called or convened.  Neither the business to be transacted  at,

nor the purpose of, any meeting of stockholders  need be specified in any waiver of notice unless so required by the Certificate of Incorporation.

         Section 8.  REFERENCES  TO ARTICLE AND SECTION  NUMBERS  AND  TO  THESE

BY-LAWS  AND  THE  CERTIFICATE  OF  INCORPORATION.  Whenever  in  these  By-Laws reference  is made to any Article or Section  number,  such  reference is to the number of an  Article or Section of these  By-Laws.  Whenever  in these  By-Laws reference is made to these  By-Laws,  such  reference is to these By-Laws of the

Corporation,  as amended,  and whenever  reference is made to the Certificate of

Incorporation,  such  reference is to the  Certificate of  Incorporation  of the

Corporation,   as  amended,  including  all  documents  deemed  by  the  General

Corporation Law of Delaware to constitute a part thereof.

         Section 9. AMENDMENTS.  These  By-Laws  may   be  altered,  amended  or

repealed  or  new  By-Laws may be adopted by the stockholders or by the Board of

Directors,  when such  power is  conferred  upon the Board of  Directors  by the

Certificate of  Incorporation,  at any annual meeting of the stockholders or any regular  meeting  of the Board of  Directors  or at any  special  meeting of the stockholders  or of the  Board  of  Directors  if  notice  of  such  alteration,

amendment,  repeal or adoption of new By-Laws be contained in the notice of such special  meeting.  If the  power to  adopt,  amend or repeal  these  By-Laws  is conferred  upon the Board of Directors by the  Certificate of  Incorporation  it

shall  not  divest or limit the  power of the  stockholders  to adopt,  amend or repeal these By-Laws.

         Section 10.  CONFLICTING  INTERESTS.  No Director,  officer or employee of the  Corporation  at manager level or higher or other  employee from  time to time designated by the Chairman of the Board and Chief Executive Officer or  the

President  shall have any position with or a substantial  interest in any  other enterprise  operated for profit,  the existence of which would conflict or might

reasonably  be  supposed  to  conflict  with  the  proper  performance  of   his

responsibilities   to  the  Corporation  or  which  might  tend  to  affect  his independence  of judgment with respect to  transactions  between the Corporation and such other  enterprise.  If a Director,  officer or any such  employee has a position with or substantial  interest in another such enterprise,  which,  when acquired, did not create such an actual or apparent conflict of interest, he shall make timely disclosure of such position or interest to the Board of

Directors  when he learns that there is an  impending  transaction  between such enterprise  and the  Corporation  or any  majority  holder  of the  stock of the

Corporation  (the  "Majority  Stockholder")  or any  subsidiary  or affiliate of either the  Corporation  or the Majority  Stockholder  that might create such an actual or apparent  conflict.  The Board of Directors,  which may act through an appropriate  committee  or  sub-committee,  shall  adopt  such  regulations  and procedures  as  shall  from  time to time  appear  to it  sufficient  to  secure compliance with the above policy.

         Section 11. INDEMNIFICATION.  Any person who was or is a  party  or  is threatened  to  be  made  a  party  to  any  threatened,  pending  or  completed

action,  suit  or  proceeding,   whether  civil,  criminal,   administrative  or

investigative  (including  any  action  or  suit  by  or in  the  right  of  the

Corporation to procure a judgment in its favor) by reason of the fact that he is or was a Director,  officer,  employee or agent of the  Corporation  or, while a

Director,  officer,  employee or agent of the Corporation,  is or was serving at the request  of  the  Corporation as a Director,  officer,  employee,  or  agent of  another  corporation,  partnership,  joint  venture, trust, employee benefit plan  or  other  enterprise,  shall  be  indemnified  by  the  Corporation,  if,

as  and  to  the  extent  authorized  by the  laws  of the  State  of  Delaware,

against  expenses  (including  attorneys'  fees),  judgments,  fines and amounts paid  in  settlement  actually  and  reasonably  incurred  by him in  connection with,  or  in  connection  with  the defense  or  settlement  of,  such  action,

suit   or   proceeding.   The   indemnification   provided   by  statute   shall

not    be   deemed  exclusive   of  any  other  rights   to   which  any  person

seeking    indemnification    may    be    entitled     under     any     lawful

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agreement,  vote  of  stockholders  or  disinterested  Directors  or  otherwise,

both as to action in his official  capacity and as to action in another capacity while holding such office,  and shall  continue as to a person who has ceased to be  Director,  officer,  employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         Expenses  incurred  by a  person  who  is or  was a  Director, officer,

employee or agent of the  Corporation  or, while a Director,  officer,  employee or  agent  of  the  Corporation,  is  or  was  serving  at  the  request  of the

Corporation as a director,  officer,  employee or agent of another  corporation,

partnership, joint venture, trust, employee benefit plan or other enterprise, in appearing at,  participating in or defending any such action, suit or proceeding shall be paid by the Corporation at reasonable intervals in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the Director, officer, employee or agent to repay such amount if it shall  ultimately  be  determined  that  such  person is not  entitled  to be indemnified  by  corporation  as authorized by this Section 11. If a claim under this Section 11 is not paid in full by the  Corporation  within ninety (90) days after a written claim has been received by the Corporation,  the claimant may at

any  time  thereafter  bring   suit   against   the   Corporation   to   recover

the   unpaid  amount  of  the  claim  and,  if  successful  in whole or in part,

the  claimant  shall  be  paid  also  the  expense  of  prosecuting  such claim.

It shall be a defense  to  any  such  action  (other  than  an  action   brought

to   enforce   a  claim  for  expenses  incurred  in  defending  any  proceeding

in   advance  of   its  final  disposition  where  the   required   undertaking,

if any is  required, has  been  tendered    to   the   Corporation)   that   the

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claimant   has    not   met   the   standards   of   conduct   which   make   it

permissible  under  the  Delaware  General  Corporation  Law or other applicable law for the  Corporation to indemnify the claimant for the amount  claimed,  but the burden of proving  such  defense  shall be on the  Corporation.  Neither the failure of the Corporation (including its Board of Directors,  independent legal counsel,  or its  stockholders)  to  have  made  a  determination  prior  to the commencement  of such action that  indemnification  of the claimant is proper in the  circumstances  because  the  claimant  has met the  applicable  standard of conduct set forth in the Delaware  General  Corporation Law or other  applicable law, nor an actual  determination  by the  Corporation  (including  its Board of

Directors,  independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption  that the claimant has not met the  applicable  standard of conduct.

         The  corporation  shall  have  the  power  to  purchase  and   maintain

insurance on behalf of any person who is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a  director,  officer,  employee,  agent or trustee  of another  corporation,

partnership,  joint venture,  trust,  employee  benefit plan or other enterprise against  any  liability  asserted  against  him and  incurred by him in any such capacity  or arising out of his status as such,  whether or not the  Corporation would  have the  power  to  indemnify  him  against  such  liability  under  the provisions of the Delaware General Corporation Law or other applicable law.

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